UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 24, 2018, ReShape Lifesciences Inc., a Delaware corporation (the “Company”), entered into an agreement with an institutional investor (the “Holder”) pursuant to which the Holder is exercising all of the warrants to purchase common stock of the Company held by Holder that were issued by the Company to the Holder in January 2017, which consists of warrants to purchase 941,619 shares of common stock (the “January 2017 Warrants”), and warrants to purchase 633,381 shares out of a total of 35,000,000 shares of common stock of the Company held by Holder that were issued by the Company to Holder in April 2018 (the “April 2018 Warrants” and together with the January 2017 Warrants, the “Offered Warrants”).  In exchange for the Holder’s agreement to exercise the Offered Warrants, the Company agreed to reduce the exercise price of the January 2017 Warrants from $5.84 per share to $0.31 per share, which is equal to the closing market price of the Company’s common stock on the Nasdaq Capital Market on May 24, 2018. As a result of the reduction in the exercise price of the January 2017 Warrants, the exercise price of the April 2018 Warrants was, by their terms, automatically reduced from $0.75 per share to $0.31 per share. The Holder’s exercise of the Offered Warrants will result in gross proceeds to the Company of approximately $488,250. The Company plans to use the proceeds of the exercise of the Offered Warrants to continue its commercialization efforts, for clinical and product development activities and for other working capital and general corporate purposes.

As a result of the reduction in the exercise price of the January 2017 Warrants, the conversion or exercise price, as applicable, of the following outstanding securities (which outstanding share amounts are set forth as of the most recent practicable date) of the Company was, by their terms, automatically reduced from $0.75 per share to $0.31 per share:

•                  4,685 shares of series B convertible preferred stock, which shares were convertible into approximately 6.2 million shares of common stock and will become convertible into approximately 15.3 million shares of common stock as a result of this transaction;

•                  5,250 shares of series D convertible preferred stock, which shares were convertible into approximately 7.0 million shares of common stock and will become convertible into approximately 16.9 million shares of common stock as a result of this transaction; and

•                  warrants to purchase a total of 46,276,742 shares of common stock that were issued by the Company in July 2015, August 2017 and April 2018, including the April 2018 Warrants and warrants to purchase 1,575,500 shares of common stock issued to the Holder in August 2017.

The foregoing summary of the terms of the agreement with the Holder is subject to, and qualified in its entirety by reference to, the form of letter agreement with the Holder, a form of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

In connection with this transaction, the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its placement agent. The Company has agreed to pay the Placement Agent a cash placement fee equal to 8% of the aggregate proceeds from this transaction and issue the Placement Agent warrants to purchase up to 110,250 shares of common stock at an exercise price of $0.3875 per share, with an exercise period of five years, commencing six months after issuance.

The January 2017 Warrants, and the shares of common stock underlying the January 2017 Warrants, have been registered for sale pursuant to a registration statement on Form S-1 (File No. 333-213704) and Form S-1 MEF (File No. 333-215590), and the April 2018 Warrants, and the shares of common stock underlying the April 2018 Warrants, have been registered for sale pursuant to a registration statement on Form S-3 (File No. 333-216600) and Form S-3 MEF (File No. 333-224066).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) The Board of Directors of the Company previously approved and adopted an amendment to the Company’s Second Amended and Restated 2003 Stock Incentive Plan, as amended (the “2003 Plan”), subject to approval of the amendment by the Company’s stockholders. At the Company’s 2018 annual meeting of stockholders held on May 23, 2018, the Company’s stockholders approved an amendment to the 2003 Plan to (i) increase the number of shares of common stock reserved for issuance by 6,500,000 shares and (ii) provide for an annual increase on the first day of each year beginning in 2019 such that the number of shares of common stock available under the plan equals 15% (or such lesser amount determined by the Company’s Board of Directors) of the total shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year.

The above description of the 2003 Plan is not intended to be complete and is qualified in its entirety by the specific language in the 2003 Plan. A copy of the 2003 Plan, as amended, is filed as Exhibit 10.2 to this Current Report on Form 8-K. In addition, a detailed summary of the 2003 Plan can be found in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with Securities and Exchange Commission and mailed to the Company’s stockholders on or about April 30, 2018 (the “Proxy Statement”).

Item 5.07                                           Submission of Matters to a Vote of Security Holders

The Company held its 2018 annual meeting of its stockholders on May 23, 2018. At the annual meeting, the Company’s stockholders approved each of the following proposals set forth in the Proxy Statement:

Proposal 1:

The Company’s stockholders elected two Class II directors to hold office until the 2021 annual meeting of stockholders or until the director’s successor is elected and qualified, or, if sooner, until the director’s death, resignation or removal, as set forth below.

Name	Votes For	Votes Withheld	Broker Non-Votes
Dan W. Gladney	15,626,067	805,356	9,448,930
Lori C. McDougal	15,653,061	778,362	9,448,930

Proposal 2:

The Company’s stockholders voted on a non-binding advisory resolution approving the compensation of the Company’s named executive officers, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,278,599	897,715	255,109	9,448,930

Proposal 3:

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,154,861	1,616,462	1,109,030	—

Proposal 4:

The Company’s stockholders approved, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of the Company’s common stock underlying shares of series D convertible preferred stock and warrants to purchase common stock issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated April 2, 2018, between the Company and the investors named therein, in an amount in excess of 19.99% of the Company’s common stock outstanding at the time it entered into the Securities Purchase Agreement, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,500,516	657,977	60,072	9,448,930

Proposal 5:

The Company’s stockholders authorized the Company’s Board of Directors to amend the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”) at a ratio of between 1-for-8 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of the Company’s Board of Directors at any whole number in the above range, with any fractional shares that would otherwise be issued as a result of the Reverse Stock Split being rounded up to the nearest whole share; provided, that the Company’s Board of Directors may abandon the Reverse Stock Split in its sole discretion, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,300,421	3,474,201	105,731	—

Proposal 6:

The Company’s stockholders approved an amendment to the 2003 Plan to (i) increase the number of shares of common stock reserved for issuance by 6,500,000 shares and (ii) provide for an annual increase on the first day of each year beginning in 2019 such that the number of shares of common stock available under the plan equals 15% (or such lesser amount determined by the Company’s Board of Directors) of the total shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,294,054	892,741	244,628	9,448,930

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Form of letter agreement, dated May 24, 2018, between ReShape Lifesciences Inc. and the Holder (filed herewith)

10.2	Second Amended and Restated 2003 Stock Incentive Plan, as amended on May 23, 2018 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: May 25, 2018